                                                                   Exhibit 4(y)



REGISTERED                                                            REGISTERED
                       AMERICAN INTERNATIONAL GROUP, INC.
                    FLOATING RATE MEDIUM-TERM NOTE, SERIES F

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.                                                     $

ORIGINAL ISSUE DATE: INITIAL INTEREST RATE:  MATURITY DATE:

INTEREST RATE BASIS: INDEX MATURITY:          SPREAD:
[ ] LIBOR             -- TELERATE PAGE 7051:  SPREAD MULTIPLIER:     %
[ ] TREASURY RATE     -- TELERATE PAGE 7052   SPECIFIED CURRENCY: U.S. DOLLARS
[ ] CMT RATE          (WEEKLY/MONTHLY):       U.S. DOLLARS FOR ALL PAYMENTS
                                              UNLESS OTHERWISE SPECIFIED BELOW:
[ ] COMMERCIAL PAPER RATE                     -- CMT INDEX MATURITY:
                                              - PAYMENTS OF PRINCIPAL AND OF ANY
[ ] PRIME RATE          CALCULATION AGENT:      PREMIUM:
[ ] CD RATE                                   - PAYMENTS OF INTEREST:
[ ] FEDERAL FUNDS RATE                        - EXCHANGE RATE AGENT:

MAXIMUM INTEREST RATE:     %                  REDEMPTION COMMENCEMENT
                                              DATE:
MINIMUM INTEREST RATE:     %

INTEREST RESET DATES:                         REDEMPTION PRICE:

INTEREST PAYMENT DATES:

INTEREST DETERMINATION DATE:

INTEREST PAYMENT PERIOD: (MONTHLY, QUARTERLY, SEMI-ANNUALLY OR ANNUALLY)

INTEREST RATE RESET PERIOD: (DAILY, WEEKLY, MONTHLY, QUARTERLY, SEMI-ANNUALLY, ANNUALLY OR OTHERWISE)

AMERICAN INTERNATIONAL GROUP, INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to or registered assigns, the principal sum of
                                                                         DOLLARS

     on the Maturity Date shown above, and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate per annum equal to the Initial Interest Rate shown above until the first Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of LIBOR", "Determination of EURIBOR", "Determination of Treasury Rate", "Determination of CMT Rate", "Determination of Commercial Paper Rate", "Determination of Prime Rate" "Determination of CD Rate", or "Determination of Federal Funds Rate", depending upon whether the Interest Rate Basis is LIBOR, EURIBOR, Treasury Rate, CMT Rate, Commercial Paper Rate, Prime Rate, CD Rate, or Federal Funds Rate, as indicated by the marked box above, until the principal hereof is paid or duly made available for payment. The Company will pay interest monthly, quarterly, semi-annually or annually as shown above under "Interest Payment Period", commencing with the Interest Payment Date next succeeding the Original Issue Date shown above, and ending on the Maturity Date; provided, however, that if the Original Issue Date is after a Regular Record Date (as herein defined) and prior to the related Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date. Except as provided above and in the Indenture referred to on the reverse hereof, monthly interest payments will be made on the third Wednesday of each month, quarterly interest payments will be made on the third Wednesday of March, June, September and December, semi-annual interest payments will be made on the third Wednesday of the two months set forth above and annual interest payments will be made on the third Wednesday of the month set forth above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date, will cease to be payable to the registered Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     If any Interest Payment Date would otherwise be a day that is not a Business Day with respect to this Note, the Interest Payment Date shall be the next succeeding day that is a Business Day, except that if the Interest Rate Basis specified on the face hereof is LIBOR or EURIBOR and the next succeeding Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day. In all cases, an Interest Payment Date that falls on the Maturity will not be changed.
     Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                  AMERICAN INTERNATIONAL GROUP,
                                                  INC.
DATED:                                            By


   TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                  THE BANK OF NEW YORK                                                          Chairman
                              as Trustee
                                                              Attest
By
                        Authorized Signatory                                                   Secretary


                       AMERICAN INTERNATIONAL GROUP, INC.
                    FLOATING RATE MEDIUM-TERM NOTE, SERIES F

     This Note is one of a duly authorized issue of securities of the Company, issued and to be issued in one or more series under an Indenture, dated as of July 15, 1989 (herein called the "Indenture"), between the Company and The Bank of New York, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof (herein called the "Notes"), which is limited in aggregate principal amount to $780,546,000.

     The rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise, as specified on the face hereof under Interest Rate Reset Period (each date upon which interest is so reset as provided below being hereinafter referred to as an "Interest Reset Date"). Unless otherwise specified on the face hereof, the Interest Reset Date with respect to this Note will be as follows: if the Interest Rate Reset Period specified on the face hereof is daily, each Business Day; if the Interest Rate Reset Period specified on the face hereof is weekly (for Notes using an Interest Rate Basis, as specified on the face hereof, other than the Treasury Rate), Wednesday of each week; if the Interest Rate Reset Period specified on the face hereof is weekly and the Interest Rate Basis specified on the face hereof is the Treasury Rate, except as otherwise provided in the definition of Treasury Interest Determination Date under "Determination of Treasury Rate" below, the Tuesday of each week; if the Interest Rate Reset Period specified on the face hereof is monthly, the third Wednesday of each month; if the Interest Rate Reset Period specified on the face hereof is quarterly, the third Wednesday of each March, June, September and December; if the Interest Rate Reset Period specified on the face hereof is semi-annually, the third Wednesday of each of the two months specified on the face hereof; and if the Interest Rate Reset Period specified on the face hereof is annually, the third Wednesday of the month specified on the face hereof; provided, however, that (i) the interest rate in effect from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof and (ii) except as otherwise specified on the face hereof, if the Interest Rate Reset Period on the face hereof is daily or weekly, the interest rate in effect for each day following the second Business Day prior to an Interest Payment Date to, but excluding, such Interest Payment Date, and for each day following the second Business Day prior to the maturity date, shall be the rate in effect on such second Business Day. If, pursuant to the preceding sentence, any Interest Reset Date would otherwise be a day that is not a Business Day with respect to this Note, the Interest Reset Date shall be the next succeeding day that is a Business Day with respect to this Note, except that, unless otherwise specified on the face hereof, if the Interest Rate Basis specified on the face hereof is LIBOR and the next succeeding Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

     "Euro Business Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

     "London Business Day" means any day on which dealings in the relevant specified currency are transacted in the London interbank market.

     "Business Day" means, for any note, a day that meets all the following applicable requirements: (i) for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law regulation or executive order to close; (ii) if the note is a LIBOR note, is also a London Business Day; (iii) if the note has a specified currency other than U.S. dollars or euro, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency; and (iv) if the note is EURIBOR note or has a specified currency of euros, or is a LIBOR note for which the specified currency is euros, is also a Euro Business Day.

     DETERMINATION OF LIBOR. If the Interest Rate Basis is LIBOR, the Interest Rate Basis that takes effect on any Interest Reset Date shall be LIBOR on the corresponding LIBOR Interest Determination Date (as defined below) and shall be determined in accordance with the following provisions:

          (a) LIBOR will be the offered rate appearing on the Telerate LIBOR Page (as defined below), as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, for deposits of the Specified Currency having the Index Maturity beginning on such Interest Reset Date.

          (b) If the rate described in (a) does not appear on the Telerate LIBOR Page, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, at which deposits of the Specified Currency having the Index Maturity beginning on such Interest Reset Date, and in a Representative Amount (as defined below) are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent. The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations.

          (c) If fewer than two quotations are provided as described in (b) LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the Specified Currency having the Index Maturity, beginning on such Interest Reset Date, and in a Representative Amount to leading European banks quoted, at approximately 11:00 A.M., in the principal financial center for the country of the Specified Currency, on such LIBOR Interest Determination Date, by three major banks in that financial center selected by the Calculation Agent.

          (d) If fewer than three banks selected by the Calculation Agent are quoting as described in (c) LIBOR for the new Interest Rate Reset Period will be LIBOR in effect for the prior Interest Rate Reset Period. If the Initial Interest Rate has been in effect for the prior Interest Rate Reset Period, however, it will remain in effect for the new Interest Rate Reset Period.

     The Interest Rate Basis determined in accordance with the foregoing provisions will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Interest Rate Basis by the Spread Multiplier, if any.

     "LIBOR Interest Determination Date" means, in relation to a particular Interest Reset Date, the second London Business Day preceding such Interest Reset Date, unless the Specified Currency is pounds sterling, in which case the LIBOR Interest Determination Date will be the Interest Reset Date.

     "Telerate Page" means the display on Bridge Telerate Inc., or any successor service, on the page or pages specified herein, or any replacement page or pages on that service.

     "Telerate LIBOR Page" means Telerate Page 3750 or any replacement page or pages on which London interbank rates of major banks for the Specified Currency are displayed.

     "Representative Amount" means an amount that, in the Calculation Agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

     DETERMINATION OF EURIBOR. If the Interest Rate Basis is EURIBOR, the Interest Rate Basis that takes effect on any Interest Reset Date shall equal the interest rate for deposits in euros designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI -- the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on the corresponding EURIBOR Interest Determination Date (as defined below), and shall be determined in accordance with the following procedures:

          (a) EURIBOR will be the offered rate for deposits in euros having the Index Maturity beginning on the Interest Reset Date after such EURIBOR Interest Determination Date, as that rate appears on Telerate Page 248 as of 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date.

          (b) If the rate described in (a) does not appear on Telerate Page 248, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, at which euro deposits having the Index

   Maturity, beginning on the Interest Reset Date, and in a Representative Amount are offered to prime banks in the Euro-zone (as defined below) interbank market by the principal Euro-zone office of each of four major banks in that market selected by the Calculation Agent. The Calculation Agent will request the principal Euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

      (c) If fewer than two quotations are provided as described in (b) EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for euro loans having the Index Maturity, beginning on the Interest Reset Date, and in a Representative Amount to leading Euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on such EURIBOR Interest Determination Date, by three major banks in the Euro-zone selected by the Calculation Agent.

      (d) If fewer than three banks selected by the Calculation Agent are quoting as described in (c), EURIBOR for the new Interest Rate Reset Period will be EURIBOR in effect for the prior Interest Rate Reset Period. If the Initial Interest Rate has been in effect for the prior Interest Rate Reset Period, however, it will remain in effect for the new Interest Rate Reset Period.

   The Interest Rate Basis determined in accordance with the foregoing provisions will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Interest Rate Basis by the Spread Multiplier, if any.

   "EURIBOR Interest Determination Date" means, in relation to a particular Interest Reset Date, the second Euro Business Day preceding such Interest Reset Date.

   "Euro-zone" means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

   DETERMINATION OF TREASURY RATE. If the Interest Rate Basis is the Treasury Rate, the Interest Rate Basis that takes effect on any Interest Reset Date shall equal the rate for the auction on the corresponding Treasury Interest Determination Date (as defined below) of direct obligations of the United States ("Treasury Bills") having the Index Maturity, as that rate appears on Telerate Page 56 or 57 under the heading "Investment Rate". If the Treasury Rate cannot be determined in this manner, the following procedures will apply in determining the Treasury Rate:

      (a) If the rate described above does not appear on either page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Treasury Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate, for such Treasury Interest Determination Date, for the type of Treasury Bills described above, as published in H.15 Daily Update (as defined below), or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High".

      (b) If the rate described in (a) does not appear in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Treasury Rate will be the Bond Equivalent Yield of the auction rate, for such Treasury Interest Determination date and for Treasury Bills of the kind described above, as announced by the U.S. Department of the Treasury.

      (c) If the auction rate described in (b) is not so announced by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held for the relevant week, then the Treasury Rate will be the Bond Equivalent Yield of the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the Index Maturity, as published in H.15(519)(as defined below) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

      (d) If the rate described in (c) does not appear in H.15(519) by 3:00 P.M., New York City time, on such Calculation Date unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Treasury Rate will be the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

      (e) If the rate described in (d) does not appear in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Treasury Rate will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, by three primary U.S. government securities dealers in New York City selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity.

      (f) If fewer than three dealers selected by the Calculation Agent are quoting as described in (e), the Treasury Rate in effect for the new Interest Rate Reset Period will be the Treasury Rate in effect for the prior Interest Rate Reset Period. If the Initial Interest Rate has been in effect for the prior Interest Rate Reset Period, however, it will remain in effect for the new Interest Rate Reset Period.

   The Interest Rate Basis determined in accordance with the foregoing provisions will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Interest Rate Basis by the Spread Multiplier, if any.

   "Treasury Interest Determination Date" means the day of the week in which the Interest Reset Date falls on which Treasury Bills would normally be auctioned. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the Treasury Interest Determination Date relating to the Interest Reset Date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an Interest Reset Date, then the Interest Reset Date will instead be the first Business Day following the auction date.

   "Bond Equivalent Yield" means a yield expressed as a percentage and calculated in accordance with the following formula:

                           D x N
 bond equivalent yield = ---------   x 100
                         360-(DxM)


where "D" means the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal; "N" means 365 or 366, as the case may be; and "M" means the actual number of days in the applicable Interest Reset Period.

   "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519)", or any successor publication, published by the Board of Governors of the Federal Reserve System.

   "H.15 Daily Update" means the daily update of H.15(519) available through the worldwide-web site of the Board of Governors of the Federal Reserve System, at http:// www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

   DETERMINATION OF CMT RATE. If the Interest Rate Basis is the CMT Rate, the Interest Rate Basis that takes effect on any Interest Reset Date shall equal the CMT Rate on the CMT Interest Determination Date (as defined below). "CMT Rate" means the following rate displayed on the Designated CMT Telerate Page (as defined below) under the Heading "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Index Maturity (as defined below):

      (x) if the Designated CMT Telerate Page is Telerate Page 7051, the rate for such CMT Interest Determination Date; or

      (y) if the Designated CMT Telerate Page is Telerate Page 7052, the weekly or monthly average, as specified on the face hereof, for the week that ends immediately before the week in which such CMT Interest Determination Date falls, or for the month that ends immediately before the month in which such CMT Interest Determination Date falls, as applicable.

If the CMT Rate cannot be determined in this manner, the following procedures will apply in determining the CMT Rate.

      (a) If the applicable rate described above is not displayed on the relevant Designated CMT Telerate Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such CMT Interest Determination Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CMT Rate will be the applicable Treasury constant maturity rate described above as published in H.15(519).

      (b) If the applicable rate described in (a) does not appear in H.15(519) by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CMT Rate will be the

   Treasury constant maturity rate, or other U.S. Treasury rate, for the Designated CMT Index Maturity and with reference to such CMT Interest Determination Date, that:

         (i) is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

         (ii) is determined by the Calculation Agent to be comparable to the applicable rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).

      (c) If the rate described in (b) does not appear by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CMT Rate will be the yield to maturity of the arithmetic mean of secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent for the most recently issued direct, non-callable, fixed rate obligations of the U.S. government ("Treasury Notes") having an original maturity of approximately the Designated CMT Index Maturity and a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year and in a Representative Amount. In selecting such offered rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation -- or, if there is equality, one of the lowest.

      (d) If the Calculation Agent is unable to obtain three quotations of the kind described in (c) the CMT Rate will be the yield to maturity of the arithmetic mean of secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent for Treasury Notes with an original maturity longer than the Designated CMT Index Maturity, with a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount. In selecting such offered rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation -- or, if there is equality, one of the lowest. If two Treasury Notes with an original maturity longer than the Designated CMT Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

      (e) If fewer than five but more than two such primary dealers are quoting as described in (d) the CMT Rate for such CMT Interest Determination Date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

      (f) If two or fewer primary dealers selected by the Calculation Agent are quoting as described in (e) the CMT Rate in effect for the new Interest Rate Reset Period will be the CMT Rate in effect for the prior Interest Rate Reset Period. If the Initial Interest Rate has been in effect for the prior Interest Rate Reset Period, however, it will remain in effect for the new Interest Rate Reset Period.

   The Interest Rate Basis determined in accordance with the foregoing provisions will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Interest Rate Basis by the Spread Multiplier, if any.

   "CMT Interest Determination Date" means, in relation to a particular Interest Reset Date, the second Business Day immediately preceding such Interest Reset Date.

   "Designated CMT Index Maturity" means the Index Maturity specified on the face hereof and will be the original period to maturity of a U.S. Treasury security -- specified on the face hereof, provided that, if no such original maturity period is so specified, the Designated CMT Index Maturity will be 2 years.

   "Designated CMT Telerate Page" means the Telerate Page specified on the face hereof that displays Treasury constant maturities as reported in H.15(519); provided, however, that, if no Telerate Page is so specified, then the applicable page will be Telerate Page 7052, and provided further, that if Telerate Page 7052 applies but it is not specified on the face hereof whether the weekly or monthly average applies, the weekly average will apply.

   DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis is the Commercial Paper Rate, the Interest Rate Basis that takes effect on any Interest Reset Date shall equal the Money Market Yield (as defined below) of the discount rate, for the Commercial Paper Interest Determination Date (as defined below), for commercial paper having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "Commercial Paper -- Non-financial". If the Commercial Paper Rate cannot be determined in this manner, the following procedures will apply in determining the Commercial Paper Rate:

      (a) If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date corresponding to such Commercial Paper Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Commercial Paper Rate will be the rate, for such Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity specified on the face hereof, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate, under the heading "Commercial
   Paper -- Non-financial".

      (b) If the rate described in (a) does not appear in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, by three leading U.S. dollar commercial paper dealers in New York City selected by the Calculation Agent for U.S. dollar commercial paper that has the Index Maturity and is placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency.

      (c) If fewer than three dealers selected by the Calculation Agent are quoting as described in (b) the Commercial Paper Rate for the new Interest Rate Reset Period will be the Commercial Paper Rate in effect for the prior Interest Rate Reset Period. If the Initial Interest Rate has been in effect for the prior Interest Rate Reset Period, however, it will remain in effect for the new Interest Rate Reset Period.

   The Interest Rate Basis determined in accordance with the foregoing provisions will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Interest Rate Basis by the Spread Multiplier, if any.

   "Commercial Paper Interest Determination Date" means, in relation to a particular Interest Reset Date, the first Business Day immediately preceding such Interest Reset Date.

   "Money Market Yield" means a yield expressed as a percentage and calculated in accordance with the following formula:

                         D x 360
  money market yield =  ----------- x 100
                        360-(D x M)

where "D" means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" means the actual number of days in the applicable Interest Reset Period.

   DETERMINATION OF PRIME RATE. If the Interest Rate Basis is the Prime Rate, the Interest Rate Basis that takes effect on any Interest Reset Date shall equal the rate, for the Prime Interest Determination Date (as defined below), published in H.15(519) under the heading "Bank Prime Loan". If the Prime Rate cannot be determined in this manner, the following procedures will apply in determining the Prime Rate:

      (a) If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time on the Calculation Date corresponding to such Prime Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Prime Rate will be the rate, for such Interest Determination Date, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan".

      (b) If the rate described in (a) is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank appearing on that page as that bank's prime rate or base lending rate, as of 11:00 A.M., New York City time, on such Prime Interest Determination Date as they appear on the Reuters Screen US PRIME 1 Page (as defined below).

      (c) If fewer than four of the rates referred to in (b) appear on the Reuters Screen US PRIME 1 Page, the Prime Rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on such Prime Interest Determination Date, of three major banks in New York City selected by the Calculation Agent. For this purpose, the Calculation Agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

      (d) If fewer than three banks selected by the Calculation Agent are quoting as described in (c), the Prime Rate for the new Interest Rate Reset Period will be the Prime Rate in effect for the prior Interest Rate Period. If the Initial Interest Rate has been in effect for the prior Interest Rate Reset Period, however, it will remain in effect for the new Interest Rate Reset Period.

   The Interest Rate Basis determined in accordance with the foregoing provisions will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Interest Rate Basis by the Spread Multiplier, if any.

   "Prime Interest Determination Date" means, in relation to a particular Interest Reset Date, the first Business Day immediately preceding such Interest Reset Date.

   "Reuters Screen US PRIME 1 Page" means the display on the "US PRIME 1" page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

   DETERMINATION OF CD RATE. If the Interest Rate Basis is the CD Rate, the Interest Rate Basis that takes effect on any Interest Reset Date shall equal the rate, on the CD Interest Determination Date (as defined below), for negotiable U.S. dollar certificates of deposit having the Specified Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)". If the CD Rate cannot be determined in this manner, the following procedures will apply in determining the CD Rate:

      (a) If the rate described above does not appear published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date corresponding to such CD Interest Determination Date, then the CD Rate will be the rate, for such CD Interest Determination Date, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading "CDs (Secondary Market)".

      (b) If the rate described in (a) does not appear in H.15 (519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the CD Rate will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major U.S. money center banks with a remaining maturity closest to the Index Maturity, and in a Representative Amount.

      (c) If fewer than three dealers selected by the Calculation Agent are quoting as described in (b) , the CD Rate in effect for the new Interest Rate Reset Period will be the CD Rate in effect for the prior Interest Rate Reset Period. If the Initial Interest Rate has been in effect for the prior Interest Rate Reset Period, however, it will remain in effect for the new Interest Rate Reset Period.

   The Interest Rate Basis determined in accordance with the foregoing provisions will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Interest Rate Basis by the Spread Multiplier, if any.

   "CD Interest Determination Date" means, in relation to a particular Interest Reset Date, the second Business Day immediately preceding such Interest Reset Date.

   DETERMINATION OF FEDERAL FUNDS RATE. If the Interest Rate Basis is the Federal Funds Rate, the Interest Rate Basis that takes effect on any Interest Reset Date shall equal the rate, on the Federal Funds Interest Determination Date (as defined below), for U.S. dollar federal funds, as published in H.15(519) under the heading "Federal Funds (Effective)", as that rate is displayed on Telerate Page 120. If the Federal Funds Rate cannot be determined in this manner, the following procedures will apply in determining the Federal Funds Rate:

      (a) If the rate described above is not displayed on Telerate Page 120 at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Federal Funds Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Federal Funds Rate will be the rate, for such Federal Funds Interest Determination Date, described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)".

      (b) If the rate described in (a) is not displayed on Telerate Page 120 and does not appear in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Federal Funds Rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.

      (c) If fewer than three brokers selected by the Calculation Agent are quoting as described in (b), the Federal Funds Rate in effect for the new Interest Rate Reset Period will be the Federal Funds Rate in effect for the prior Interest Rate Reset Period. If the Initial Interest Rate has been in effect for the prior Interest Rate Reset Period, however, it will remain in effect for the new Interest Rate Reset Period.

   The Interest Rate Basis determined in accordance with the foregoing provisions will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Interest Rate Basis by the Spread Multiplier, if any.

   "Federal Funds Interest Determination Date" means, in relation to a particular Interest Reset Date, the first Business Day immediately preceding such Interest Reset Date.

   Any reference to a Telerate Page, H.15(519),H.15 Daily Update, Reuters Screen US Prime 1 Page or heading shall include any successor page or heading as determined by the Calculation Agent.

   The "Calculation Date" pertaining to any Treasury Interest Determination Date, CMT Interest Determination Date, Commercial Paper Interest Determination Date, Prime Rate Interest Determination Date, CD Interest Determination Date or Federal Funds Interest Determination Date, as the case may be, shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day; and,
(ii) the Business Day immediately preceding the Interest Payment Date or the Maturity, whichever is the day on which the payment of interest will be due. If LIBOR or EURIBOR is the specified Interest Rate Basis on the face hereof, LIBOR and EURIBOR will be calculated on the relevant LIBOR Interest Determination Date or EURIBOR Interest Determination Date.

   The Calculation Agent's determination of the interest rate on this Note will be final and binding in the absence of manifest error. In calculating an Interest Rate Basis, the Calculation Agent may obtain quotations from banks and dealers that are affiliates of the Calculation Agent and/or the Company.

   All percentages resulting from any calculation with respect to this Note will be rounded upwards, or downwards, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, and all amounts used in or resulting from such calculations will be rounded to the nearest cent in the case of U.S. dollars, or to the nearest corresponding hundreth of a unit, in the case of a currency other than U.S. dollars (with one-half cent or one-half of a corresponding unit or more being rounded upwards).

   Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof, and, in any event, the interest rate hereon shall not be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

   Accrued Interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid or duly provided for, as the case may be, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day shall be computed by dividing the interest rate (expressed as a decimal) applicable to such day by 360, in the case of Notes with a LIBOR, EURIBOR, Commercial Paper, Prime Rate, CD Rate or Federal Funds Interest Rate Basis, or by the actual number of days in the year, in the case of Notes with a Treasury Rate or CMT Interest Rate Basis.

   Unless a Redemption Commencement Date is specified on the face hereof, this Note shall not be redeemable at the option of the Company before the Maturity Date. If a Redemption Commencement Date is so specified, and unless otherwise specified on the face hereof, this Note is subject to redemption upon not less than 30 days' nor more than 60 days' notice at any time and from time to time on or after the Redemption Commencement Date, in each case as a whole or in part, at the election of the Company and at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Note to be redeemed), together with accrued interest to the Redemption Date, but interest installments due on or prior to such Redemption Date will be payable to the Holder of this Note, or one or more Predecessor Notes, of record at the close of business on the relevant record date, all as provided in the Indenture.

   If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

   As set forth in, and subject to, the provisions of the Indenture, no Holder of this Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest of this Note on or after the respective due date expressed herein.

   The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of Securities of each series at the time Outstanding, on behalf of the Holders of Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

   No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (if any) on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

   As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest (if any) on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

   The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

   No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

   All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                       _________________________________

                                 ABBREVIATIONS

   The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM  --  as tenants in common         UNIF GIFT MIN ACT -- ___Custodian___
  TEN ENT  --  as tenants by the entireties                     (Cust)   (Minor)
   JT TEN  --  as joint tenants with right                      Under Uniform
               of survivorship and not as                       Gifts to Minors
               tenants in common                                Act ____________
                                                                       (State)

Additional abbreviations may also be used though not in the above list.

                      _________________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


                     PLEASE INSERT SOCIAL SECURITY OR OTHER
                         IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  __________________________   ___________________________________________
                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.